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                                                                   EXHIBIT 99.10

                                 ISS GROUP, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                                  STOCK OPTION



               Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of ISS Group, Inc. (the "Corporation"):

               Optionee:_______________________________________________________
               Grant Date:_____________________________________________________
               Exercise Price:  $____________________________per share
               Number of Option Shares: 20,000 shares
               Expiration Date:________________________________________________
               Type of Option:  Non-Statutory Stock Option
               Date Exercisable:  Immediately Exercisable

               Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares in a series of four (4) successive equal annual installments upon Optionee's completion of each year of Board service over the four (4)-year period measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

               Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Stock Option Agreement attached hereto as Exhibit A.

               REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE EXERCISE PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF SERVICE AS A MEMBER OF THE CORPORATION'S BOARD OF DIRECTORS PRIOR TO VESTING IN THOSE SHARES.




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THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SPECIFIED IN A STOCK
PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

               No Impairment of Rights. Nothing in this Notice or in the attached Stock Option Agreement shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

               Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

____________________________ , 199_
        Date


                                  ISS GROUP, INC.


                                  By:__________________________________________

                                  Title:_______________________________________



                                  _____________________________________________
                                  OPTIONEE

                                  Address:_____________________________________
                                  _____________________________________________



ATTACHMENTS
EXHIBIT A - STOCK OPTION AGREEMENT


                                       2.



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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT